Exhibit 99.1

Cardlytics Appoints Amit Gupta as Chief Operating Officer

ATLANTA, GA – January 23, 2022 – Cardlytics (NASDAQ: CDLX), an advertising platform in banks’ digital channels, today announced the appointment of Amit Gupta as its Chief Operating Officer, reporting directly to Karim Temsamani, Chief Executive Officer.
Effective today, Gupta will lead Cardlytics’ overall operations, strategy, and business analytics, where he will closely align with sales, product, and engineering leadership to deliver an optimized platform that exceeds both advertiser and partner expectations. In addition, Gupta will serve as the general manager of Bridg, where Cardlytics can leverage his experience running and scaling businesses. Amit Jain, current CEO of Bridg, will work closely with Gupta as he transitions out of the business over the next several months.
“Cardlytics is delighted to have attracted such a thoughtful, experienced and operationally strong executive,” said Temsamani. “Amit and I worked together for several years at Stripe, where he always impressed me with his strategic and technical abilities. I look forward to resuming our partnership as we optimize and grow the potential of the Cardlytics business."
Gupta joins Cardlytics from Stripe where he was Head of Strategy and Operations for Global Partnerships, responsible for work with banks, networks, and payment methods. Before Stripe, Amit was Director of Strategy, New Products, and Operations for Google’s Geo division, leading product and engineering execution and strategy for popular consumer and business products like Google Maps, Local Search, Food, Maps Enterprise Platform, and SMBs. Prior, Amit founded and was the CEO of a series of startups. He started his career at Booz Allen Hamilton, where he was promoted to Partner in the Technology practice working with clients across media, financial services, and consumer products.
“I am extremely excited to join the Cardlytics team. My background in both advertising and financial technology gives me a unique perspective on Cardlytics’ current capabilities and future product offerings. The product roadmap ahead makes now the perfect time to focus on operational excellence by optimizing the efficiency of the core platform and unlocking the potential of the promising Bridg business. I’m looking forward to helping the team execute on our goals and harness the full power of the platform in such a pivotal moment,” said Gupta.
Gupta holds a Bachelor of Science, Electrical Engineering from The Ohio State University and a Master of Business Administration from the NYU Stern School of Business. He will be based in Cardlytics’ Palo Alto office.
About Cardlytics
Cardlytics (NASDAQ: CDLX) is a digital advertising platform. We partner with financial institutions to run their banking rewards programs that promote customer loyalty and deepen banking relationships. In turn, we have a secure view into where and when consumers are spending their money. We use these insights to help marketers identify, reach, and influence likely buyers at scale, as well as measure the true sales impact of marketing campaigns. Headquartered in Atlanta, Cardlytics has offices in Palo Alto, New York, Los Angeles, and London. Learn more at www.cardlytics.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to future growth and delivery of an optimized platform. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," or variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control.
Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to the risks detailed in the “Risk Factors” section of our Form 10-Q filed with the Securities and Exchange Commission on November 1, 2022 and in subsequent periodic reports that we file with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results.

Exhibit 99.1
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts:

Public Relations:
Robert Robinson
pr@cardlytics.com

Investor Relations:
Robert Robinson
ir@cardlytics.com